CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement Form S-3 No. 33-71574 of Sport Supply Group, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 No. 33-42056, 33-48514, 33-64470, 33-80028, 333-27191, and 333-27193 of our
report dated November 11, 1997, with respect to the consolidated financial statements of Sport Supply Group, Inc. included in this Form 10-K for the eleven month period ended Septmber 26, 1997.



                                        ERNST & YOUNG LLP


Dallas, Texas
November 21, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1997, included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-42056, 33-48514, 33-64470 and 33-80028,
and Registration Statements on Form S3, File Nos. 33-71574, 33-76900 and 33-85516.

                                   ARTHUR ANDERSEN LLP

Dallas, Texas
November 21, 1997